SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §14a-12

OMNIVISION TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

OMNIVISION TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 28, 2004
10:00 a.m.

TO OUR STOCKHOLDERS:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of OmniVision Technologies, Inc., which will be held at our executive offices located at 1341 Orleans Drive, Sunnyvale, California 94089, on Tuesday, September 28, 2004, at 10:00 a.m. local time for the following purposes:

1. To elect two Class I directors to serve until the expiration of their three (3) year term or until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2005.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on August 27, 2004 will be entitled to attend and vote at the annual meeting.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

SHAW HONG
President, Chief Executive Officer
and Director

August 30, 2004

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE.

-i-

OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision”) for use at our 2004 annual meeting of stockholders and at any adjournment or postponement of the meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

      The annual meeting will be held at our principal executive offices located at 1341 Orleans Drive, Sunnyvale, California 94089, on Tuesday, September 28, 2004, at 10:00 a.m. local time. Our telephone number at that location is (408) 542-3000.

      These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended April 30, 2004, including financial statements, were first mailed on or about August 31, 2004 to all stockholders entitled to vote at the meeting. You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our corporate secretary at the address above.

Who May Vote

      You may vote if our records show that you owned your shares as of August 27, 2004, the record date. At the close of business on that date, we had a total of 56,384,289 shares of common stock outstanding, which were held by approximately 71 stockholders of record. As of the record date, we had no shares of our preferred stock outstanding.

Revoking Your Proxy Card

      You may revoke your proxy card at any time before it is voted at the annual meeting. In order to do this, you must either (i) sign and return another proxy card bearing a later date; (ii) provide written notice of the revocation to Y. Vicky Chou, our vice president, legal and general counsel, before we take the vote at the annual meeting; or (iii) attend the meeting and vote in person.

Quorum Requirement

      A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Voting

      You are entitled to one vote for each share held. In voting for the election of directors (Proposal One), you may cumulate your votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by you, or distribute your votes on the same principle among as many candidates as you may select, provided that you cannot cast votes for more candidates than the number of directors to be elected (two). However, you will not be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and you have given notice at the meeting, prior to the voting, of your intention to cumulate your votes. On all other matters, you are entitled to one vote for each share held.

      If your proxy card is properly dated, executed and returned, your shares will be voted at the annual meeting in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the two (2) Class I nominees to the board of directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2005.

Proxy Solicitation Costs

      Our board of directors is making this solicitation of proxies and we will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of our proxy materials. None of our directors intends to oppose any action for which stockholder approval is being solicited. We may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on behalf of our board of directors, personally or by telephone or facsimile.

Abstentions and Broker Non-Votes

      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants, your abstention will have the same effect as a vote against proposal.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One and Proposal Two, which are both routine matters. See “Vote Required” following each proposal for further information.

Deadline of Receipt of Stockholder Proposals for 2005 Annual Meeting

      As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. If you intend to present a proposal at our 2005 annual meeting of stockholders, the proposal must be received by us no later than May 3, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in a company’s proxy statement. The discretionary vote deadline for our 2005 annual meeting is July 17, 2005, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2005 annual meeting.

Nomination of Director Candidates

      You may also propose director candidates for consideration by the board’s nominating committee. It is our policy that our nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management. See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information.

Stockholder Communications to Independent Directors

      Stockholders may communicate directly with our independent directors by sending an email to Y. Vicky Chou, our vice president, legal and general counsel at vicky@ovt.com. Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate. After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.

Other Matters

      Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2004 annual meeting of stockholders. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the 2004 annual meeting of stockholders and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

      Pursuant to our Restated Certificate of Incorporation and Bylaws, our board of directors currently consists of six members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years. Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified. Currently, there are two directors in Class I, two directors in Class II and two directors in Class III. The Class I directors are to be elected at the Annual Meeting. The Class II directors and the Class III directors will be elected at the 2005 and 2006 Annual Meetings of Stockholders, respectively. The Class I directors to be elected at the 2004 Annual Meeting will hold office until the 2007 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class I nominees named below, who are presently our directors. In any event, the proxy holders cannot vote the proxies for a greater number of persons than two. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominee who will be unable or will decline to serve as a director.

      In January 2004, John T. Rossi resigned as a member of the board of directors subsequent to his September 2003 appointment as our vice president of finance and chief financial officer. Mr. Rossi was a Class II director and had served as a member of the board of directors since 2002. Andrew Wang was elected by the remaining members of the board of directors in January 2004 to fill the vacancy created by the resignation of Mr. Rossi. We would like to thank Mr. Rossi for his service as a director of our company.

      In August 2004, our board of directors appointed Dwight Steffensen as a member of the board of directors. Mr. Steffensen is serving as a Class III director.

Nominees

      The following table sets forth the names, ages and titles of the nominees and each of our other directors as of August 30, 2004:

			Director
Name	Biographical Information	Age	Since

Nominees for Class I Directors:
Shaw Hong	Shaw Hong, one of our cofounders, has served as one of our directors and as our Chief Executive Officer and President since May 1995. Mr. Hong holds a B.S. in electrical engineering from Jiao Tong University in China and an M.S. in electrical engineering from Oregon State University.	67	1995

Edward C.V. Winn	Edward C.V. Winn has served as one of our directors since March 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a semiconductor company, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Mr. Winn is also a director of Endwave, Inc., a provider of subsystems for broadband wireless telecommunications applications, Nassda Corporation, a provider of circuit simulation and analysis software for the design of complex nanometer semiconductors and Volterra Semiconductor, Inc., a provider of power management semiconductors. Mr. Winn received a B.S. in physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard University.	65	2000
Continuing Class II Directors whose terms expire at the 2005 Annual Meeting of Stockholders:
Raymond Wu	Raymond Wu, one of our cofounders, has served as one of our directors since May 1995 and as our Executive Vice President since October of 1999. From July 1998 to October 1999, Mr. Wu served as our Vice President of Business Development. From May 1995 to July 1998, Mr. Wu was the head of our sales department and engineering department. Mr. Wu received a B.S. in electrical engineering from Chung-Yuan University in Taiwan and an M.S. in electrical engineering from Wayne State University.	49	1995

			Director
Name	Biographical Information	Age	Since

Andrew Wang	Andrew Wang has served as one of our directors since January 2004. Since 1989, Dr. Wang has served as the Chairman of Industrial Technology Investment Corporation, a venture capital firm. Dr. Wang has also served as a director of interWAVE Communications International, Ltd., a provider of compact network solutions and services, since 1995. Dr. Wang holds a B.S. in electrical engineering from the National Taiwan University, a M.S. in electrical engineering from University of California, Berkeley and a Ph.D. in electrical engineering from Stanford University.	67	2004
Continuing Class III Directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Joseph Jeng	Joseph Jeng has served as one of our directors since May 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng founded and served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company. Mr. Jeng holds a B.S. in physics from National Taiwan University and an M.A. in physics and an M.B.A. from Harvard University.	55	2003

Dwight Steffensen	Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has also served as a member of the board of directors of Synnex Corporation, a global information technology supply chain services company. From February 1996 until August 2000, Mr. Steffensen served as the Chairman and Chief Executive Officer of Merisel, Inc. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer at Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. in economics from Stanford University and is a certified public accountant.	61	2004

Vote Required and Board Recommendation

      If a quorum is present, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to the board of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that stockholders vote FOR the election of each of the two Class I nominees named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The audit committee of our board of directors annually selects our independent auditors. The audit committee has selected PricewaterhouseCoopers LLP, independent auditors (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2005, and recommends that the stockholders vote for the ratification of such appointment. Representatives of PwC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2004 and 2003

      The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2004 and 2003 and fees billed for audit services, audit-related services, tax services and all other services rendered by PwC for fiscal 2004 and 2003:

	2004	2003

Audit Fees	$550,220	$222,200
Audit-Related Fees	31,000	—
Tax Fees	51,266	5,980
All Other Fees	239,350	—

Total Fees	$871,836	$228,180

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services primarily consist of services related to internal controls, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties and international tax planning.

      All Other Fees. Consists of fees billed for professional services rendered in connection with our follow-on public offering of common stock in July 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

      The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible. The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent auditors regarding the relationships and services provided to us that may impact independence.

      The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC. In making its recommendation to appoint PwC as our independent auditors, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence. The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our auditors.

Vote Required and Board Recommendation

      Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement. However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

CORPORATE GOVERNANCE

Board and Committee Meetings

      The board of directors held seven meetings during fiscal 2004. All directors attended at least 75% of the meetings of the board and committees of which they were members held during fiscal 2004.

Committees of the Board

      The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

      The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

      The responsibilities of the audit committee include the selection of the independent auditors, consulting with and reviewing services provided by our independent auditors and overseeing our internal financial reporting and accounting controls. The audit committee acts under a written charter adopted and approved by our board of directors. A copy of the amended and restated audit committee charter is attached to this proxy statement as Annex A.

      The audit committee held eight meetings during fiscal 2004. From May 1, 2003 to September 15, 2003, the audit committee was comprised of Messrs. Jeng, Rossi and Winn. Mr. Rossi resigned as a member of the audit committee when he was appointed as our vice president of finance and chief financial officer in September 2003. Since January 7, 2004, the audit committee has consisted of Messrs. Jeng, Wang and Winn. Mr. Steffensen was appointed as an additional member of the audit committee in August 2004. Each member of the audit committee is independent as determined by the board of directors and as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market. The board of directors has determined that each of Messrs. Steffensen and Winn is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements. The report of the audit committee for fiscal 2004 is included in this proxy statement.

Compensation Committee

      The compensation committee reviews and approves decisions regarding compensation, incentive and other forms of compensation for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants. The compensation committee acts under a written charter adopted and approved by our board of directors.

      The compensation committee held three meetings during fiscal 2004. From May 1, 2003 to January 7 2004, the compensation committee was comprised of Messrs. Jeng, Rossi and Winn. Since January 7, 2004, the compensation committee has consisted of Messrs. Jeng, Wang and Winn. None of the current compensation committee members is an employee of our company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market. The report of the compensation committee for fiscal 2004 is included in this proxy statement.

Corporate Governance and Nominating Committee

      The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our company. The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders. Stockholders making such recommendations should follow the procedures outlined above under “Deadline of Receipt of Stockholder Proposals for 2005 Annual Meeting.”

      The corporate governance and nominating committee held three meetings during fiscal 2004. From May 1, 2003 to January 7, 2004, the corporate governance and nominating committee was comprised of Messrs. Jeng, Rossi and Winn. Since January 7, 2004, the nominating committee has consisted of Messrs. Jeng, Wang and Winn. None of the current corporate governance and nominating committee members is an employee of our company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

      A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com. It may be found on the website as follows:

1. From our main web page, click on “Company Policies.”

2. Then click on “Charter for the Nominating and Governance Committee.”

Policy for Director Recommendations and Nominations

      The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders. The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time. It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

      In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in the rules and regulations of the SEC related to stockholder proposals.

      Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•	such other factors as the committee may consider appropriate.

      The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board members;

•	the ability to assist and support management and make significant contributions to our success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

      After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Director Independence

      In November 2003 and February 2004, the board undertook a review of the independence of its members and considered whether any director had a material relationship with our company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Prior to Dwight Steffensen’s appointment to the board in August 2004, the board members conducted a similar review of his independence. As a result of these reviews, the board affirmatively determined that Joseph Jeng, Dwight Steffensen, Andrew Wang and Edward Winn are independent of our company and our management under the corporate governance standards of the Nasdaq Stock Market.

Code of Business Conduct and Ethics

      The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our chief executive officer and our chief financial officer, who also serves as our principal accounting officer. These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website located at www.ovt.com.

      The Codes may be found on the website as follows:

1. From our main web page, click on “Company Policies.”

2. Then click on the name of the applicable Code.

      We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

Attendance by Board Members at the Annual Meeting of Stockholders

      Our policy with respect to director attendance at the annual meetings of stockholders is to encourage, but not require, director attendance at the annual meetings. Four of our directors attended our 2003 annual meeting of stockholders.

Director Compensation

      Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings. In addition, from May 1, 2003 to April 30, 2004, non-employee directors received cash compensation in the amount of $1,500 per board of directors meeting attended, $500 per telephonic board of directors meeting attended and $500 per committee meeting attended if such meeting is held separate from a board of directors meeting. Beginning May 1, 2004, each non-employee director will receive cash compensation in the amount of (i) $15,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $10,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $5,000 per year) (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $5,000 per year), (v) $1,500 per board of directors meeting attended and (iv) $500 per committee meeting attended if such meeting is held separate from a board of directors meeting.

      Our 2000 director stock option plan provides that each non-employee director shall automatically be granted a stock option for 40,000 shares (the “First Option”) of common stock on the date that such individual becomes a non-employee director. After the First Option has been granted to a non-employee director, such non-employee director is thereafter automatically granted a stock option (a “Subsequent Option”) to purchase 20,000 shares of common stock at the first meeting of the board of directors following the annual meeting of stockholders in each year, if, on such date, he or she will have served on the board of directors for more than six months. The First Option is exercisable while a non-employee director remains one of our directors, and vests as to  1/4th of the shares of common stock subject to the First Option on the first anniversary of the date of grant, and as to  1/16th of the shares of common stock subject to the First Option at the end of each quarter thereafter. Subsequent Options are exercisable while the non-employee director remains one of our directors and vest as to  1/16th of the shares of common stock subject to the Subsequent Option at the end of each quarter after the date of grant. The exercise price of all of these options is 100% of the fair market value of the common stock on the date of grant.

      Under our 2000 stock plan, non-employee directors are eligible to receive stock option grants at the discretion of the board of directors. In fiscal 2004, we did not grant any stock options to non-employee directors under the 2000 stock plan.

Compensation Committee Interlocks and Insider Participation

      The compensation committee currently consists of Messrs. Jeng, Wang and Winn. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the compensation committee members. Mr. Hong, our president and chief executive officer and a director, did not participate in any discussions or decisions regarding salaries and incentive compensation for any of our employees or consultants.

      From May 1, 2003 to January 7, 2004, the compensation committee was comprised of Messrs. Jeng, Rossi and Winn. Mr. Rossi continued to serve on the compensation committee after his appointment as our vice president of finance and chief financial officer in September 2003, until the appointment of Mr. Wang to the committee in January 2004. During this period, Mr. Rossi did not participate in any discussions regarding his own salary, incentive compensation and stock option grants.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of April 30, 2004 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, namely the 1995 stock option plan, the 2000 stock plan, the 2000 director option plan and the 2000 employee stock purchase plan:

					Number of Securities
					Remaining Available for
					Future Issuance Under
	Number of Securities		Weighted-Average		Equity Compensation Plans
	to be Issued Upon		Exercise Price		(Excluding Securities
	Exercise of Outstanding		of Outstanding		Reflected in the
Plan Category	Options and Rights		Options and Rights		First Column)

Equity compensation plans approved by security holders	—	(1)	$—	(1)	6,989,208 (5)
	325,048	(2)	0.43	(2)	551,500 (6)
	7,042,282	(3)	10.82	(3)	696,213 (7)
	170,000	(4)	17.03	(4)	413,448 (8)
Equity compensation plans not approved by security holders	—		—		—
Total	7,537,330		$—		8,650,369

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2000 employee stock purchase plan or the weighted average exercise price of outstanding rights under such plan. The 2000 employee stock purchase plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Issued under the 1995 stock option plan.

(3)	Issued under the 2000 stock plan.

(4)	Issued under the 2000 director option plan.

(5)	The 2000 employee stock purchase plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of our outstanding shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

(6)	In February 2000, we terminated the 1995 stock option plan as to future grants. However, options outstanding under the 1995 stock option plan continue to be governed by the terms of the 1995 stock option plan.

(7)	The 2000 stock plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 3,000,000 shares, (ii) six percent (6%) of our outstanding shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

(8)	The 2000 director option plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 150,000 shares, (ii) one quarter of one percent (0.25%) of our outstanding shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2004 by:

•	each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of the executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

      Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws.

	Number of	Number of	Total	Percent of
	Shares	Shares	Shares	Shares
	Beneficially	Underlying	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Options	Owned	Owned(2)

5% Stockholders:
FMR Corp.(3)	4,068,026	—	4,068,026	7.22%
82 Devonshire Street Boston, MA 02109
Current Directors and Named Executive Officers:
Shaw Hong(4)	1,599,742	298,131	1,897,873	3.35
Raymond Wu(5)	472,262	146,079	618,341	1.09
Qi Dong	39,778	92,900	132,678	*
Xinping He(6)	474,241	198,400	672,641	1.19
Joseph Jeng	—	12,500	12,500	*
Andrew Wang	—	—	—	*
Edward C.V. Winn	—	35,000	35,000	*
Dwight Steffensen(7)	—	—	—	*
All current directors and executive officers as a group (10 persons)	2,587,733	911,343	3,499,076	6.11%
Former Named Executive Officers:
John Lynch(8)	6,189	60,000	66,189	*

*	Less than 1%.

(1)	Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 1341 Orleans Drive, Sunnyvale, California 94089.

(2)	This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 56,375,956 shares of common stock outstanding as of July 31, 2004. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of July 31, 2004, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(3)	Reflects information filed on February 17, 2004 with the Securities and Exchange Commission on Schedule 13G/A by FMR Corp. (“FMR”). FMR has sole voting power over 44,200 shares of common stock and sole dispositive powers over 4,068,026 shares of common stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment advisor registered under the Investment Advisors Act of 1940, is the beneficial owner of the 4,068,026 shares as a result of being an investment advisor to various investment companies. The interest of Fidelity Growth Company Fund, an investment advisor registered under the Investment Advisors Act of 1940, amounted to 2,684,939 shares of common stock.

(4)	Includes 18,748 shares of common stock which may be acquired upon exercise of stock options by Wen Hong, Mr. Hong’s wife and one of our employees. Also includes 1,129,742 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee and 470,000 shares of common stock held in the Hong Family LLC of which Mr. Hong is a manager.

(5)	Includes 374,036 shares of common stock held by the Wu Family Trust of which Mr. Wu is a trustee and 6,000 shares of common stock held in The Raymond’s Foundation of which Mr. Wu is the manager.

(6)	Includes 117,200 shares of common stock held by the He Children’s Trust of which Mr. He is a trustee.

(7)	Mr. Steffensen was appointed as a member of our board of directors in August 2004.

(8)	Mr. Lynch’s services as our Vice President of Sales and Marketing terminated in July 2004 and at such time we entered into a consulting agreement with Mr. Lynch. See “Employment Agreements and Change of Control Arrangements” for a further discussion of this matter.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

      The following table sets forth certain summary information for fiscal 2004, 2003 and 2002 regarding compensation awarded to, earned by or paid to our chief executive officer and our four next most highly compensated executive officers whose total cash compensation exceeded $100,000 (our “named executive officers”).

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Current Executive Officers:
Shaw Hong	2004	$279,333	$53,000	150,000	$14,776	(1)
President and Chief Executive	2003	273,333	40,000	100,000	18,034
Officer and Director	2002	251,667	—	100,000	11,516
Qi Dong	2004	$159,167	$43,000	90,000	$10,639	(2)
Vice President of Systems	2003	153,333	28,000	60,000	13,445
	2002	140,833	—	—	11,246
Xinping He	2004	$176,667	$53,000	120,000	$11,692	(3)
Senior Vice President of Engineering	2003	158,333	31,000	60,000	13,365
	2002	155,633	35,228	—	11,143
Raymond Wu	2004	$214,500	$49,000	120,000	$13,248	(4)
Executive Vice President and Director	2003	210,000	32,000	80,000	15,549
	2002	191,667	—	80,000	21,294
Former Executive Officers:
John Lynch(5)	2004	$158,333	$37,000	90,000	$8,684	(6)
Vice President of Sales and Marketing

(1)	Other compensation for fiscal 2004 consisted of (i) $1,010 in premiums paid by us for term life and disability insurance, (ii) $3,796 for health benefit plans and (iii) 9,970 in contributions made by us to our 401(k) plan on behalf of Mr. Hong.

(2)	Other compensation for fiscal 2004 consisted of (i) $1,032 in premiums paid by us for term life and disability insurance, (ii) $3,842 in premiums paid by us for health benefit plans and (iii) $5,765 in contributions made by us to our 401(k) plan on behalf of Mr. Dong.

(3)	Other compensation for fiscal 2004 consisted of (i) $960 in premiums paid by us for term life and disability insurance, (ii) $3,842 in premiums paid by us for health benefit plans and (iii) $6,890 in contributions made by us to our 401(k) plan on behalf of Mr. He.

(4)	Other compensation for fiscal 2004 consisted of (i) $1,388 in premiums paid by us for term life and disability insurance, (ii) $3,955 in premiums paid by us for health benefit plans and (iii) $7,905 in contributions made by us to our 401(k) plan on behalf of Mr. Wu.

(5)	Mr. Lynch’s services as our Vice President of Sales and Marketing terminated in July 2004 and at such time we entered into a consulting agreement with Mr. Lynch. See “Employment Agreements and Change of Control Arrangements” for a further discussion of this matter.

(6)	Other compensation for fiscal 2004 consisted of (i) $846 in premiums paid by us for term life and disability insurance, (ii) $3,391 in premiums paid by us for health benefit plans and (iii) $4,447 in contributions made by us to our 401(k) plan on behalf of Mr. Lynch.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding options granted during fiscal 2004 under our 2000 stock plan to each of our named executive officers.

	Individual Grants				Potential Realizable Value
					at Assumed Rates of
		Percent of Total			Stock Price Appreciation
	Number of Securities	Options Granted			for Option Term(1)
	Underlying Options	to Employees in	Exercise Price	Expiration
Name	Granted(2)	Fiscal Year(3)	Per Share(2)(4)	Date	5%	10%

Current Executive Officers:
Shaw Hong	150,000	3.9%	$16.40	6/10/13	$1,547,081	$3,920,606
Qi Dong	90,000	2.3	16.40	6/10/13	928,248	2,352,364
Xinping He	120,000	3.1	16.40	6/10/13	1,237,665	3,136,485
Raymond Wu	120,000	3.1	16.40	6/10/13	1,237,665	3,136,485
Former Executive Officers:
John Lynch	90,000	2.3	16.40	6/10/13	928,248	2,352,364

(1)	Potential realizable value (i) is net of exercise price before taxes, (ii) assumes that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term, and (iii) assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the board of directors on the date of grant with reference to the closing price of our common stock on the Nasdaq National Market on the date of grant. All of the options granted vest over four years with 25% of the shares subject to the option vesting on the first anniversary of the grant date and 1/48th of the shares subject to the option vesting each month thereafter so that all shares are vested on the fourth anniversary of the grant date.

(3)	Based on options to purchase an aggregate of 3,848,600 shares granted to employees and consultants in fiscal 2004.

(4)	Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of already owned shares of our common stock subject to certain conditions, or pursuant to a cashless exercise procedure.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth information concerning the exercise of options by our named executive officers and the value of stock options held by our named executive officers as of April 30, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Current Executive Officers:
Shaw Hong	249,934	$6,192,040	191,675	337,499	$3,379,865	$4,017,771
Qi Dong	86,000	1,900,140	45,400	182,000	830,377	2,137,635
Xinping He	110,000	1,753,430	189,400	212,000	3,557,947	2,317,035
Raymond Wu	278,654	6,595,835	82,745	240,501	1,462,744	2,814,069
Former Executive Officers:
John Lynch	140,832	3,165,345	6,250	212,918	117,991	2,801,317

(1)	Fair market value of our common stock as of the exercise date minus the exercise price of the options.

(2)	Fair market value of our common stock, based on the $22.38 closing price on April 30, 2004 on the Nasdaq National Market, minus the exercise price of the unexercised options.

Employment Agreements and Change of Control Arrangements

      In July 2004, we entered into a severance agreement with John Lynch, our former vice president of sales and marketing, in connection with the termination of his employment with our company. Pursuant to the terms of this agreement, we paid Mr. Lynch an aggregate of $100,000 and entered into a consulting agreement with Mr. Lynch. Under the terms of the consulting agreement, Mr. Lynch will perform certain services for our company for a period of ten (10) months. As compensation for his services pursuant to the consulting agreement, Mr. Lynch will be paid the equivalent of ten (10) months salary based on his salary at the time of the termination of his employment, and his stock option will continue to vest during this 10-month period.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the compensation committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

      The compensation committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market. The members of the compensation committee at the end of fiscal 2004 were Edward C.V. Winn, Joseph Jeng and Andrew Wang. Mr. Wang became a member of the compensation committee in January 2004 in connection with his appointment as a member of the board of directors. Former director John T. Rossi also served as a member of the compensation committee during fiscal 2004 until Mr. Wang’s appointment as a member of the Committee. Mr. Rossi was appointed as our vice president of finance and chief financial officer in September 2003 and did not participate in any discussions regarding his own salary, incentive compensation and stock option grants.

      Decisions regarding the compensation of our executive officers for fiscal 2004 were made by the independent members of the board of directors. These independent members of the board of directors were the same individuals who served on the compensation committee. Decisions regarding the compensation of our executive officers for fiscal 2005 will be made by the compensation committee. Decisions of the compensation committee may be reviewed periodically by the full board of directors, excluding any interested director. The following is the report of the compensation committee with respect to the compensation paid to our executive officers during fiscal 2004. Actual compensation earned during fiscal 2004 by the named executive officers is shown in the summary compensation table above.

Responsibilities of the Committee

      Acting on behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	Reviewing the performance of the chief executive officer and the other executive officers;

•	Reviewing and approving the total compensation package for the chief executive officer and the other executive officers; and

•	Reviewing the compensation philosophy for our employees, including the chief executive officer and the other executive officers.

Compensation Philosophy

      Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in us.

      The compensation program for our executive officers consists of base salary, profit sharing awards and long-term stock option incentives.

Base Salary and Profit Sharing Awards

      The independent members of the board of directors reviewed and approved the base salaries and profit sharing awards for our executive officers during fiscal 2004. Base salaries were established by the independent members of the board of directors based upon competitive compensation data for similarly situated companies in the image sensor industry, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at the approximate average rates paid by comparable image sensor companies to enable us to attract, motivate, reward and retain highly skilled executives. In order to evaluate our competitive posture in the industry, the independent members of the board of directors reviewed and analyzed the compensation packages, including base salary levels, offered by other companies within the image sensor and semiconductor industry.

      In addition to the base salary, we pay profit sharing awards to the executive officers. These awards are intended to provide a direct link between management compensation and the achievement of corporate milestones set by the independent members of the board of directors. The amount of award is determined based upon our performance.

Long-Term Stock Option Incentives

      We provide our executive officers with long-term incentive compensation through grants of stock options. In fiscal 2004, all options granted to executive officers were granted under our 2000 stock plan. The compensation committee believes that stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in us and to share in the appreciation of the value of our common stock. The compensation committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers in fiscal 2004 were granted at an exercise price that was at the fair market value of our common stock on the date of grant. The compensation committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value. When determining the number of shares of stock or the number of stock options to be awarded to an executive officer, the compensation committee considers the individual’s current contribution to our performance, the executive officer’s anticipated contribution in meeting our long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock and option grants made by other peer companies. The compensation committee also reviews stock and option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive’s current and anticipated contributions to our future performance.

Compensation for the President and Chief Executive Officer

      The independent members of the board of directors reviewed the chief executive officer’s salary using the same criteria and policies as were employed for the other executive officers. The independent members of the board of directors based their compensation determinations for fiscal 2004 on a variety of factors, including the scope and responsibility of the chief executive officer and comparisons of chief executive officer compensation levels for companies of similar size and maturity. The independent members of the board of directors also focused on our performance during fiscal 2003 in setting the compensation for fiscal 2004.

      During fiscal 2004, the compensation of Shaw Hong, our President, Chief Executive Officer and one of our directors, consisted of a base salary of $279,333. Mr. Hong received bonuses in fiscal 2004 in the aggregate amount of $53,000. Mr. Hong received an increase in base salary from $273,333 for fiscal 2003 to $279,333 for fiscal 2004. Mr. Hong received a bonus in fiscal 2003 in the aggregate amount of $40,000. The independent members of the board of directors based their decision to increase Mr. Hong’s base salary on a variety of factors, including his individual performance and contributions and comparisons of chief executive officer compensation levels for similarly situated companies in the image sensor semiconductor industry. The independent members of the board of directors decided to grant Mr. Hong a bonus for fiscal 2004 based on our performance.

Section 162(m)

      The compensation committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. It is our policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng
Andrew Wang
Edward C.V. Winn

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material‘ under the Exchange Act, and shall not be incorporated by reference into any such filings.

      The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market. The members of the audit committee at the end of fiscal 2004 were Edward C.V. Winn, Joseph Jeng and Andrew Wang. Mr. Wang became a member of the audit committee in January 2004 in connection with his appointment as a member of the board of directors. Former director John T. Rossi also served as a member of the audit committee during fiscal 2004 until his appointment as our Chief Financial Officer in September 2003.

      The audit committee operates under a written charter. During fiscal 2004, the audit committee reviewed its charter and determined that certain amendments would be appropriate in consideration of the provisions of the Sarbanes-Oxley Act and related rules of the SEC and the Nasdaq Stock Market. Upon the recommendation of the audit committee, in February 2004 the board of directors approved an amended and restated charter for the audit committee in the form attached to this proxy as Annex A.

      In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

      The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on our financial statements.

      Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent auditors. The audit committee reviews reports and provides guidance to our independent auditors with respect to their annual audit and approves all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. In connection with the standards for independence of external auditors promulgated by the SEC, during the 2005 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent auditors, whether the provision of such services is compatible with maintaining the independence of the external auditors.

      The audit committee received from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 “Independence Discussion with audit committees,” and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The audit committee also discussed with management and the independent auditors the quality and adequacy of our internal controls and responsibilities, budget and staffing. The audit committee also reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

      The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, “Communications with audit committee” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2004 with management and the independent auditors. Management had the responsibility for the preparation of our financial statements and the independent auditors had the responsibility for the examination of those statements.

      Based on the above review and discussions with management and the independent auditors, the audit committee recommended to the board of directors at a meeting on July 12, 2004 that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2004 for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Joseph Jeng
Andrew Wang
Edward C.V. Winn

STOCK PRICE PERFORMANCE GRAPH

      The following is a line graph comparing the cumulative total return to stockholders of our common stock at April 30, 2004 since July 14, 2000, the effective date of our initial public offering, to the cumulative total return over such period of (i) The Nasdaq Stock Market United States Index and (ii) the S&P Semiconductors Index.

Comparison of 46 Month Cumulative Total Return1 Among OmniVision Technologies, Inc.,

The Nasdaq Stock Market (U.S.) Index And the S&P Semiconductors Index

	Cumulative Total Return

	7/00	4/01	4/02	4/03	4/04

OMNIVISION TECHNOLOGIES, INC.	100.00	36.15	91.38	186.85	344.31
NASDAQ STOCK MARKET (U.S.)	100.00	39.44	30.25	25.91	37.87
S&P SEMICONDUCTORS	100.00	46.34	37.82	24.44	33.79

      1 Assumes that $100.00 was invested on (i) July 17, 2000 in our common stock and (ii) June 30, 2000 in the Nasdaq Stock Market (U.S.) Index and the S&P Semiconductor Index, and that all dividends were reinvested. No dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. Fiscal year ending April 30.

RELATED PARTY TRANSACTIONS

      Wen Hong, our office manager and the wife of Shaw Hong, our President, Chief Executive Officer and member of our board of directors, earned an aggregate compensation of $44,940 during fiscal 2004. In addition, Jeanette Ishibashi, our director of China operations and Mr. Hong’s daughter, earned an aggregate compensation of $130,300 during fiscal 2004. Ms. Ishibashi joined our company in August 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2004, except for the delinquent filings noted below.

      Shaw Hong was delinquent in the filing of his Form 4 relating to the exercise of his stock options in March 2004. John Rossi was delinquent in the filing of his Form 4 relating to the grant of a stock option to him in October 2003.

OTHER MATTERS

      We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.

Dated: August 30, 2004

ANNEX A

AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
OMNIVISION TECHNOLOGIES, INC.
(as amended in February 2004)

Purpose:

      The purpose of the Audit Committee of the Board of Directors (the “Board”) of OmniVision Technologies, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s accounting policies and procedures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications, independence and performance, (v) the Company’s disclosure controls and procedures and (vi) the Company’s internal controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director, as defined by (i) the rules of The Nasdaq Stock Market and (ii) the rules of the SEC, as in effect from time to time;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review their assessment of adequacy of such controls and to review, before its release, the disclosure regarding such system of internal financial and accounting controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Exercising sole responsibility for appointing, compensating (including all audit engagement fees and terms), overseeing the work of, and terminating the services of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work and pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”);

•	Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them.

•	Reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•	Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and audit committee members, member qualifications and activities;

•	Reviewing on a continuing basis the adequacy of the Company’s system of disclosure controls and procedures, including meeting periodically with the Company’s management, independent auditors and outside legal counsel to review their assessment of such controls and procedures and to review, before its release, the disclosure regarding such system of disclosure controls and procedures required under SEC rules to be contained in the Company’s periodic filings;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements from time to time;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Reports:

      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

Compensation:

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

Delegation of Authority:

      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Resources:

      The Audit Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

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DETACH HERE

PROXY

OMNIVISION TECHNOLOGIES, INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of OMNIVISION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 27, 2004, and hereby appoints Shaw Hong and Raymond Wu, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of OmniVision Technologies, Inc. to be held on September 28, 2004 at 10:00 a.m. local time, at 1341 Orleans Drive, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE COMPANY’S CLASS I NOMINEES FOR THE ELECTION TO THE BOARD OF DIRECTORS, THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Please see reverse side to indicate your vote, date and sign the proxy card.
Please return the signed proxy card promptly using the enclosed envelope.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE
SIDE

OMNIVISION TECHNOLOGIES, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	#OMN

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the Company’s nominees for the election to the Board of Directors, the ratification of PricewaterhouseCoopers LLP as independent public accountants, and as said proxies deem advisable on such other matters as may properly come before the meeting, including, among other things, consideration of any motion made for adjournment of the meeting.

					FOR	AGAINST	ABSTAIN
1.	Election of Class 1 Directors.		2.	Ratification of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending April 30, 2005.	☐	☐	☐
Nominees: (01) Shaw Hong, (02) Edward C.V. Winn

	FOR ALL NOMINEES ☐ ☐	WITHHELD FROM ALL NOMINEES

	☐	For all nominee(s) except as noted above

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
				MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: